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                               AMENDMENT NO. 1 TO

                                   APPENDIX A

                           Delaware Group Premium Fund
                          12b-1 Plan for Service Class

   Select Growth Series (formerly Aggressive Growth Series)
         Select Growth Series - Service Class
   Capital Reserves Series
         Capital Reserves Series - Service Class
   Cash Reserve Series
         Cash Reserve Series - Service Class
   Convertible Securities Series
         Convertible Securities Series - Service Class
   Balanced Series (formerly Delaware Balanced Series)
         Balanced Series - Service Class
   Growth Opportunities Series (formerly DelCap Series)
         Growth Opportunities Series - Service Class
   High Yield Series (formerly Delchester Series)
         High Yield Series - Service Class
   Devon Series
         Devon Series - Service Class
   Emerging Markets Series
         Emerging Markets Series - Service Class
   Global Bond Series
         Global Bond Series - Service Class
   Growth and Income Series (formerly Decatur Total Return Series)
         Growth and Income Series - Service Class
   International Equity Series
         International Equity Series - Service Class
   REIT Series
         REIT Series - Service Class
   Select Growth Series
         Select Growth Series - Service Class
   Small Cap Value Series (formerly Value Series)
         Small Cap Value Series - Service Class
   Social Awareness Series (formerly Quantum Series)
         Social Awareness Series - Service Class
   Strategic Income Series
         Strategic Income Series - Service Class

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   Technology and Innovation Series
         Technology and Innovation Series - Service Class
   Trend Series
         Trend Series - Service Class
   U.S. Growth Series
         U.S. Growth Series - Service Class














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